ASSET PURCHASE AGREEMENT

THIS AGREEMENT made as of the 16 day of November, 2007.

AMONG;

BULLDOG FINANCIAL INC., a corporation incorporated pursuant to the laws of the State of Nevada having a registered office Suite 500, 6100 Neil Road, Reno, State of Nevada, USA.

(Hereinafter called 'Bulldog')

AND

UNITED OIL & GAS CONSORTIUM MANAGAMENET CORP., a corporation incorporated pursuant to the laws of State of Nevada, having a business office at 1785 E Sahara Ave, Suite 490 Las Vegas, Nevada 89104.

(Hereinafter called "United")

AND

STRATEGIC NINE CORPORATION,  a corporation incorporated pursuant to the laws of State of Nevada, having a business office at 1785 E Sahara Ave, Suite 490 Las Vegas, Nevada 89104.

(Hereinafter called "Strategic")

AND:

STERLING OIL AND GAS TRUST (NZ),  a corporation incorporated pursuant to the laws of New 7aaland, having a USA business office at 1785 E Sahara Ave, Suite 490 Las Vegas, Nevada 89104.

(Hereinafter called "Sterling")

WHEREAS:

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A.
On May 9, 2006, United, Strategic and Sterling filed a claim with the United Nations General Assembly and the countries of Canada, Russia, United States of America, Norway and Denmark, claiming, as a responsible oil and gas development agent of the "common heritage of mankind.", the sole and exclusive exploitation, development, marketing and extraction rights to the oil and gas resources of the seafloor and subsurface contained with the entire Arctic Ocean Common area beyond the exclusive economic zone of the Arctic Ocean's surrounding countries (the "Arctic Claims"). A copy of the filing is attached hereto as Schedule "A".

B.	Strategic, Sterling and United hold 4, 43 and 53 per cent interests, respectively, in the Arctic Claims.

C.	Bulldog wishes to purchase a thirty (30) per cent interest in the Arctic Claims, to be acquired from Strategic (1 per cent), Sterling (28 per cent) and United (1 per cent).

D.	Sterling, the original Arctic Claims founder, shall retain a 10% gross production royalty, net of cash lifting costs only from any hydrocarbons produced within the Arctic Claims for 150 years.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements provided in this Agreement, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree each with the others as follows:

ARTICLE 1

INTERPRETATION

Section 1.01         Definitions.  Whenever used in this Agreement the following terms shall have the following meanings, respectively:

(a)	"Agreement' means this agreement and the schedules hereto as amended from time to time;

(b)	"Affiliate" means a Subsidiary of a parent company, two Subsidiaries of the same parent company, or two companies controlled (de jure) by the same person;

(c)	"Closing Date" means October 9, 2007 or such other date as may be agreed to among the parties;

(d)	"Closing" means the closing that which will occur on the Closing Date;

(e)	'Bulldog Shares" means fully voting common shares of par value $0.00001 per share in the common stock of Bulldog as constituted at the date of this Agreement;

(f)	"NASDAQ" means the National Association of Securities Dealers of the United States automated securities quotation system;

(g)	"Party" and "Parties" means Bulldog and United and any one or more of them, as the context may require;

(h)	"Subsidiary" means a company controlled (de jure), directly or indirectly, by another company.

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Section 1.02     Schedules The following are the schedules appended to and forming part of this Agreement.

Schedule "A” -                                 Arctic Claims United Nations Filing
Schedule "B” -                                 Bulldog Financial Statements

ARTICLE 2

PURCRASE OF ARCTIC CLAIMS

Section 2.01    Artic Claims  In consideration of Bulldog delivering to United 1,750,000 restricted common shares in the capital of Bulldog issued from its treasury to United in its own, right and as agents for Strategic and Sterling, on Closing, United, Strategic and Sterling shall collectively sell and Bulldog shall purchase a thirty per cent interest in the Arctic Claims.

Section 2.02    Deliveries of United on United.  On Closing United, Strategic and Sterling shall each execute and deliver (i) a certified copy of a resolution or resolutions of the directors of each company authorizing this Agreement; (ii) affirmative vote of its shareholders, as required by applicable corporate or securities laws; and (iii) such other items of documentation as counsel to the Parties and any of them may advise and the Parties or any of them may reasonably request

Section 2.03    Deliveries of Bulldog on Closing.  On Closing Bulldog shall execute and deliver (i) the Bulldog Consideration; (ii) a certified copy of a resolution or resolutions of the directors of Bulldog authorizing this Agreement; (iii) resignations of comfit directors and filling of vacancies with Peter Sterling, Edward M. Lawson, Gerry St Germain and a nominee of Peter Sterling (for the purpose of closing one such vacancy must be filled); and (iv) such other items or documentation as counsel to the Parties or any of them may advise and the Parties of any of them may reasonably request.

Section 2.04    Registration of Bulldog Shares. Bulldog shall register the 1,750,000 restricted shares and pay all costs involved in registering the shares to make them free trading at the earliest possible date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.01    Representations and Warranties of BullDog.  Bulldog hereby represents and warrants to
United as follows:

(a)
Organization.  Bulldog is a corporation duly incorporated and organized and validly subsisting under the laws of the State of Nevada and has all, requisite porate power, capacity and authority to own or lease its property and assets.

(b)	Power and Authority: Bulldog has all requisite corporate power, authority and capacity to perform the obligations of Bulldog provided in this Agreement.

(c)
Enforceability.  This Agreement and all other agreements and documents required to be delivered by Bulldog pursuant to this Agreement constitute, or at the time of delivery of the same will constitute, legal, valid and binding enforceable obligations of Bulldog.

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(d)
Authorized and Issued Capital. The authorized capita,' of Bulldog consists of 200,000,000 shares of common stock, $0.00001 par value, of which not more than 29 million common shares have been duly and validly issued prior to the issuance of the shares referred to in paragraph 201 and are outstanding as fully paid and non-assessable shares in the capital of Bulldog, free and clear of all liens and encumbrances.

(e)
NASDAQ Quotation. The Bulldog Shares are quoted for trading through the facilities of NASDAQ Overate Counter Quotation Network ("OTCBB") and no cease trading or Similar order of NASDAQ or any other securities regulatory authority has been made or issued and is outstanding or is threatened to be made or issued which prohibits or restricts or would prohibit or restrict the quotation of Bulldog Shares through the facilities of NASDAQ or otherwise nor is Bulldog aware of any reason or basis for or upon which any such order or ruling could be made or issued.

(f)
Options.  No person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any shares or securities convertible into shares in the capital of Bulldog.

(g)
Financial Statements.  Each of the Bulldog Annual Financial Statements and the Interim Financial Statements dated August 31.. 2007 are attached hereto as Schedule "B" have been prepared in accordance with, generally accepted accounting principles and the requirements of the Securities Act of 1934 (U.S.) and fairly and accurately present and will on Closing fairly and accurately present the financial position and results of operations of Bulldog for the periods reported on therein and as at the date thereof respectively, and there has been no material adverse change in the financial position, results of operations or business or affairs of Bulldog from the dares thereof respectively, to Closing

(h)
Related Party Transactions.  No indebtedness, liability (including fixed or contingent liability) or contract exists, directly or indirectly, between any shareholder, officer or director of Bulldog or any member of the families of such persons ("Related Parties") on the one hand and Bulldog on the other.

(i)	Material Contracts. Bulldog is not subject to or bound by any material contract or Commitment.

(j)
Litigation.  There is no action suit, proceeding, claim or demand by any person which is threatened or outstanding against Bulldog. To the best of the knowledge of Bulldog, there is no investigation by any governmental or other instrumentality, authority or agency pending or threatened against Bulldog and Bulldog knows of no valid basis for any such investigation. Bulldog is not subject to any judgment order or decree entered in any lawsuit or proceeding.

(k)
Assets.  Bulldog is the legal and beneficial owner of all of the property and assets (whether real or personal, tangible or intangible) now used or owned by it and Bulldog has good and marketable title to all such property and assets free and clear of any and all claims, liens, mortgage, charges, security interests or other encumbrances,

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(l)
Full Disclosures.  This Agreement does not contain any untrue statement of material fact or omit any statement of a material fact necessary in order to make the statements contained herein not misleading. There is no fact known to Bulldog which materially adversely affects the business, prospects or financial condition of -Bulldog or which might reasonably be expected to deter a reasonable purchaser from completing the transaction of purchase and sale herein contemplated which has not been set forth in this Agreement (other than economic conditions and factors applicable to business in general).

Bulldog hereby acknowledges and agrees that Linked will be relying on the representations and warranties made by Bulldog in this Agreement tin completing the transactions provided herein. Bulldog hereby agrees not to do or cause anything to be done between the date of this Agreement and Closing which might cane any of the foregoing representation and warranties to be untrue at Closing.

Section 3.02    Representations find Warranties of United, Strategic and Sterling Each. Company hereby represents and warrants to Bulldog as follows:

(a)
Organization. Each Company is a corporation duly and validly incorporated and organized and validly subsisting under the laws of the State of Nevada (Sterling –New Zealand) and has all requisite corporate power, capacity and authority to own or lease its property and assets, and is in good standing in all jurisdictions in which the nature of the its business or the property owned or leased by it makes such qualification, licensing or registration necessary.

(b)	Power and Authority. Each Company has all requisite corporate power, capacity and authority to enter into this Agreement and to perform the obligations of each Company provided in this Agreement.

(c)
Enforceability This Agreement and all other agreements and documents required to be delivered by each Company pursuant to this Agreement constitute, or at the time of delivery of the same will constitute, legal, valid and binding enforceable obligations of each Company.

(d)
Compliance with. Laws  Each Company is conducting its business in compliance in all material respects with all applicable laws, regulations, policies, ordinances, codes, orders, deficiency notices, notices of violation or other notices concerning its business which have been issued by any regulatory or other governmental department, authority or agency and there are no matters under discussion with any such department, authority or agency relating to work orders., non-compliance orders, deficiency notices, notices of violation or other notices.

(e)
Arctic Claims Each Company is the legal and beneficial owner of the Arctic Claims in the percentage interests set out herein, free and dear of any and all claims, liens, mortgages, charges, security interests or other encumbrances.

(f)
Full Disclosure This Agreement does not contain any untrue statement of a material fact or omit any statement of a material fact necessary in order to make the statements contained herein not misleading. There is no fact known to each Company which materially adversely affects the quality of title to the Arctic Claims or which might reasonably be expected to deter a reasonable purchaser from completing the transaction of purchase and sale herein contemplated which has not been set forth in this Agreement (other than economic conditions and factors applicable to business in general);

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ARTICLE 4

COVENANTS

Section 4.01     Covenants of United, Strategic and Sterling.  Each Company covenants and agrees to provide to Bulldog all necessary information relating to the Arctic Claims, as is required from time to time for Bulldog to meet its reporting requirements as a reporting company under the Securities and
Exchange Act of 1934 (U.S.)-

ARTICLE 5

CONDITIONS PRECEDENT

Section, 5.01    Conditions Precedent in Favor of Bulldog.  Closing is subject to the followingconditions in favor of Bulldog:

(a)
All of the representations and warranties of United, Strategic and Sterling provided in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at the time of Closing as if such representations and warranties had been made at and with reference to the time of Closing.;

(b)	United, Strategic and Sterling shall each have observed and performed all of the covenants and agreements provided in this Agreement which are to be observed and performed at or prior to Closing,

(c)
No action or proceeding shall he pending or threatened by any person, firm, corporation, governmental authority, regulatory body or agency to enjoin, restrict or prohibit the transactions contemplated in this Agreement; and

(d)	There shall have been no material adverse change in the assets, business, affairs or condition of any of United, Wag* or Sterling as provided or contemplated in this Agreement.

The conditions contained in this Section are included for the exclusive benefit of Bulldog and Bulldog shall be entitled to waive, in whole or in part, compliance with any condition or conditions contained in this Section if Bulldog sees fit to do so.

Section 5.02    Conditions Precedent in favour of United, Strategic and Sterling.  Closing is subject to the following conditions precedent in favour of United:

(a)
All of the representations and warranties of Bulldog provided in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at Closing as if such representations and warranties had been made at and with reference to Closing;

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(b)	Bulldog shall ]nave observed and performed all of the covenants and agreements provided in this Agreement which are to be observed and performed at or prior to Closing;

(c)
No action or proceeding shall be pending or threatened by any person, firm, corporation governmental authority, regulatory body or agency to enjoin, restrict or prohibit the transactions contemplated in this Agreement;

(d)	There shall have been no material adverse change in the assets, business, affairs or condition of Bulldog as provided or contemplated in this Agreement; and

(e)
The conditions contained in this Section 5_02 are included for the exclusive benefit of  United, Strategic and Sterling and these companies shall be entitled to waive, in whole or  in part, compliance with any condition or conditions contained in this Section if they see  fit to do so.

Section 5.03    Non-Fulfillment of Condition by Bulldog. In the event that Bulldog is unable or unwilling to perform, satisfy or fulfill any condition on the part of Bulldog to be performed, satisfied, or fulfilled by Bulldog pursuant to this Agreement, whether pursuant to Section 5.02 hereof or otherwise, United shall by notice in writing to Bulldog be entitled to terminate this Agreement without liability to United whether for damages, costs, fees, expenses or other amounts.

Section 5.04    Non-Fulfilment of Conditions by United, Strategic and Sterling. In the event that any of the companies are unable or unwilling to perform, satisfy or fulfill any condition to be performed, satisfied or fulfilled pursuant to this Agreement, Bulldog shall by notice in writing to each of the companies be entitled to terminate this Agreement without liability to Bulldog whether for damages, costs, fees expenses or other amounts.

ARTICLE 6

GENERAL

Section 6.01    Survival of Representations and Warranties.  All representation, warranties. covenants and agreements of the Parties hereto provided in this Agreement shall survive Closing and not merge thereon provided that the representations and warranties provided in this Agreement shall only survive for three years following Closing.

Section 6.02    Further Assurance.  Each of the Parties shall, whenever required by another Party, and at the expense of the requesting Party, execute and deliver such further assurances as may be reasonably requested from time to time in order to confirm or give effect to the transactions provided or contemplated in this Agreement

Section 6.03    Enurement. This Agreement shall enure to the benefit of and be binding upon the Parties to this Agreement and their respective successors and assigns. No Party may assign this Agreement or any or its rights under or interest in this Agreement without the consent of the others.

Section 6.04    Notices All notices required or permitted to be given under this Agreement shall be given in writing by personal delivery (including courier delivery) or by prepaid registered mail or by facsimile. The address for notice to each of the Parties shall be as follows:

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(a)	if to Bulldog: Edward Lawson, 51669 El Dorado Drive, La Quinta, California, 92253 Tel: 604-331-0766, Fax: 604-331-0522;

(b)	if to United; Peter Sterling, at 1785 E Sahara Ave, Suite 490 Las Vegas, NV 89104, Tel: 323-356-7777, Fax: 323-938-0859; E-mail: unoilgas@yahoo.com

(c)	If to Strategic: AS ABOVE

(d)	If to Sterling: AS ABOVE

Provided that any Party may change its address for notice by giving written notice to the others. Any notice shall he deemed to have been received on the date it is received at the address for notice of the Party to whom it is addressed (or in the case of a facsimile notice when received at the facsimile of The
Party for whom it is intended),

Section 6.05       Entire Agreement. This Agreement contains all of the terms and conditions agreed upon between the Parties with respect to the subject matter of this Agreement and is not subject to any oral agreement or undertaking of any kind.

Section 6.06       Time of the Essence Time shall be of the essence of this Agreement.

Section 6,07     Governing Law and Attornment. This Agreement and the rights and obligations of the Parties provided herein shall be governed by and construed in accordance with the laws of the State of Nevada, United States of America as a contract made, executed, delivered and entered into in the State of Nevada, United States of America.Exclusive jurisdiction for any proceedings in relation to this
Agreement is the State of Nevada, United States of America

Section 6.08       Arbitration Any controversy or claim, arising under, out of, or in any way relating to this Agreement including, without limitation, the execution, delivery, validity, enforceability, performance, breach, discharge, interpretation or construction of this Agreement, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in the City of Las Vegas, Nevada, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Both parties consent to jurisdiction in the City of Las Vegas, Nevada.

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ARTICLE 7

EXECUTION

IN WITNESS WIIEROF the Parties have caused this Agreement to be executed by their duty authorized officers in such regard.

BULLDOG FINANCIAL INC.

By:	/s/ Scott McDowell

UNITED OIL & GAS CONSORTIUM MANAGEMENT CORP.

By:	/s/ Peter Sterling

STRATEGIC NINE CORPORATION

By:	/s/ Peter Sterling

STERLING OIL AND GAS TRUST (NZ)

By:	/s/ Peter Sterling

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CONSENT OF SOLE DIRECTOR

OF

BULLDOG FINANCIAL INC.
(a Nevada corporation)

The undersigned, being the sole director of BULLDOG FINANCIAL INC. (the "Corporation"), hereby adopts the following resolutions:

RESOLVED, that all of the acts taken and actions adopted by the Officer and Director are hereby ratified and adopted; and it is further

RESOLVED, that the following persons shall resign as officer of the Corporation effective as of November 27th,2007

President                           Scott McDowell
Secretary/Treasurer --             Scott McDowell

RESOLVED, that the following persons be, and they hereby are, appointed officers and directors of the Corporation to serve in accordance with the By-Laws of the Corporation until the meeting of directors of the Corporation next following the next annual meeting of shareholders of the Corporation and until their successors are appointed or elected and qualify: and it is further

President                       -            Peter Sterling
Secretary/Treasurer -                Peter Sterling
Vice President                            Edward M Lawson

RESOLVED, that the By-Laws in the form adopted by the Incorporator of the Corporation be, and the same hereby are, approved and adopted in all respects as and for the By-Laws of the Corporation; and it is further

RESOLVED, that the Corporation accept the proposal of United Oil and Gas Consortium to purchase 1,750,000 shares of the Corporation's common stock, no par value, at a purchase price equal to $0,00001 per share, for an aggregate consideration of the asset as per attached schedule "A"; and the officers of the Corporation be, and each hereby is, authorized to, in the name of and on behalf of the Corporation, to issue to Bulldog Financial Inc., a stock certificate evidencing ownership of 1,750,000 shares of the Corporation's Common Stock, no par value at a purchase price equal to $0,00001 per share, as fully paid and nonassessable, and to do such other and further acts as may be necessary or appropriate to conclude the subscription for the shares of the Corporation authorized herein; effective on November 27th, 2007and it is further.

RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to take any and all action and to execute and deliver any and all instruments required to consummate all of the transactions contemplated by the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 23rd day of November, 2007

/s/  Scott McDowell
Scott McDowell
Sole Director